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                                                                   Exhibit 11

                  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Experts" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 13 to Registration Statement Number 33-25716 (Form N1-A) of our report dated November 17, 1997, on the financial statements and financial highlights of the Chapman Funds, Inc. for the year ended October 31, 1997, included in the 1997 Annual Report to Shareholders.



Baltimore, Maryland
February 23, 1998